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                                 EXHIBIT 23.1

                       INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
STV Communications, Inc.:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-75167) of Sonic foundry, Inc. of our report dated April 14, 2000, relating to the financial statement of STV Communications, Inc., which report appears in the Current Report on Form 8-K/A of Sonic Foundry, Inc. dated June 19, 2000.

KPMG LLP

Los Angeles, California
June 19, 2000